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                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        FIRST COMMUNITY BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)

                 NEVADA                                    55-0694814
    (State of other jurisdiction of                   (I.R.S. Employer
    incorporation or organization)                    Identification No.)

                               ONE COMMUNITY PLACE
                            BLUEFIELD, VIRGINIA 24605
                    (Address of principal executive offices)

                             1999 STOCK OPTION PLAN
                            (Full title of the plan)

                                 JOHN M. MENDEZ
                               ONE COMMUNITY PLACE
                            BLUEFIELD, VIRGINIA 24605
                     (Name and address of agent for service)

                                 (540) 326-9000
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------
       Title of             Amount to be           Proposed          Proposed maximum          Amount of
      securities             registered        maximum offering     aggregate offering     registration fee
   to be registered                           price per share(1)          price
--------------------------------------------------------------------------------------------------------------
Common Stock                275,000            $18.6875               $5,139,062.50          $1,428.66
Par Value
$1.00    275,000


(1) Pursuant to Rule 457(c), the price used in computing the registration fee is based upon the average bid-ask price reported as of February 28, 2000, in the stock's unlisted over-the-counter market.


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                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information
-------  ----------------
The information required by this item is contained in the summary plan description delivered to each participant in the Plan.

Item 2.  Registrant Information and Employee Plan Annual Information.
------   -----------------------------------------------------------

The required incorporation by reference and written statement are set forth in the material delivered to each participant.

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                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
------   ---------------------------------------

The following documents are incorporated herein by reference:

        1. The Registrant's latest Annual Report on Form 10-K filed pursuant to Section 15(d) of the Securities Exchange Act of 1934 (the "Act").

        2. All other reports filed or to be filed pursuant to Section 15(d) of the Act since the end of the fiscal year covered by the Annual Report referred to above.

        3. The description of the Registrant's common stock contained in its Form 10 filed pursuant to the Act.

All documents subsequently filed under the Act prior to the filing of a post-effective amendment indicating that all securities registered hereby have been sold, or deregistering any unsold securities, are deemed incorporated herein by reference from and as of the filing dates thereof.

Item 4.  Not Applicable.
------

Item 5.  Not Applicable.
------

Item 6.  Indemnification of Directors and Officers.
-------  -----------------------------------------

Section 27 of the Bylaws of the Registrant requires indemnification of directors and officers of the Registrant and any person serving as such for another corporation at the request of the Registrant, against costs and expenses at any time reasonably incurred by him arising out of or in connection with any claim, action, suit or proceeding, civil or criminal, against him or to which he may be made a party by reason of his being or having been such director or officer except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for gross negligence or willful misconduct in the performance of his duty to the Corporation. If, in the judgement of the Board of Directors of this Corporation, a settlement of any claim, action, suit or proceeding so arising be deemed in the best interests of the Corporation, any such director or officer shall be reimbursed for any amounts paid by him in effecting such settlement and reasonable expenses incurred in connection therewith. The foregoing right of indemnification

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shall be, in addition to, any and all rights to which any director or officer may be entitled as a matter of law.

Section 78.751 of Chapter 78, Title 7 of the Nevada Revised Statutes permits a corporation to indemnify its directors, officers, employees and agents in connection with civil and criminal actions if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation. Such indemnification is permitted in connection with stockholders' derivative actions, but only if such persons are not adjudged liable or upon court order. Section 78.752 authorizes the purchase of insurance or the making of other financial arrangements to cover such person's exposure, whether or not the corporation is authorized to indemnify such person.

Item 7.  Exemption from Registration Claimed.  Not Applicable.
------   -----------------------------------

Item 8.  Exhibits.
------   --------

         (4) Instruments Defining the Rights of Security Holders (not applicable)
         (5)      (a) Opinion of Counsel Re: Legality
                  (b) Internal Revenue Service determination letter (not
                      applicable)

         (15) Letter Re: Unaudited Interim Financial Information (not applicable)
         (23)     Consents of Experts and Counsel (set forth in opinion)
         (24)     Power of Attorney (set forth preceding signatures)
         (99)     Additional Exhibits (not applicable)

Item 9.  Undertakings
------   ------------

         a.       The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933:

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration

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                           Statement. Notwithstanding the foregoing, any
                           increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement:

                           Provided, however, that paragraphs (a)(1)(i) and
                           (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from Registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         b. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the

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                  Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
                  Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         c. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a directors, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                Power of Attorney

Each person whose signature appears below hereby authorizes Eugene E. Derryberry or James C. Hale to execute in the name of such person, and to file any amendment to this Registration Statement making such changes therein as the Registrant deems appropriate, and appoints such person named above as Attorney-in-Fact to sign in his behalf individually and in each capacity stated below and file all amendments to this Registration Statement.

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                                   Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Tazewell, Virginia on February 28, 2000.

                                            FIRST COMMUNITY BANCSHARES, INC.


                                            By: /s/ James L. Harrison, Sr.
                                               -------------------------------
                                               President and Chief Executive
                                               Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

        Signature                             Title                             Date
        ---------                             -----                             ----

/s/ James L. Harrison, Sr.    President and Chief Executive Officer;       February 28, 2000
--------------------------    Director (Principal) Executive Officer)
James L. Harrison, Sr.

/s/ John M. Mendez            Vice President - Finance; Director           February 28, 2000
--------------------------    (Principal Accounting Officer/Principal
John M. Mendez                Financial Officer)

/s/ Sam Clark                 Director                                     February 28, 2000
--------------------------
Sam Clark

/s/ Allen T. Hamner           Director                                     February 28, 2000
--------------------------
Allen T. Hamner

/s/ B. W. Harvey              Director                                     February 28, 2000
--------------------------
B. W. Harvey

/s/ I. Norris Kantor          Director                                     February 28, 2000
--------------------------
I. Norris Kantor


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/s/ A. A. Modena                   Director          February 28, 2000
----------------------------
A. A. Modena

/s/ Robert E. Perkinson, Jr.       Director          February 28, 2000
----------------------------
Robert E. Perkinson, Jr.

/s/ William P. Stafford            Director          February 28, 2000
----------------------------
William P. Stafford

/s/ William P. Stafford, II        Director          February 28, 2000
----------------------------
William P. Stafford, II

/s/ W. W. Tinder, Jr.              Director          February 28, 2000
----------------------------
W. W. Tinder, Jr.

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